Exhibit 99.1

NEWS RELEASE

NuVasive Announces Retirement of Gregory T. Lucier from Board of Directors

Mr. Lucier’s commitment to disruptive technology and global scale accelerated Company growth to more than $1 billion in net sales

SAN DIEGO – March 25, 2021 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced Gregory T. Lucier will be retiring from the NuVasive Board of Directors effective May 18, 2021.

“I want to thank Greg for his leadership and guidance to NuVasive and the Board of Directors. His extensive medical device background and experience commercializing disruptive technology helped expand the Company’s key growth areas and build a strong foundation for our long-term strategy,” said J. Christopher Barry, chief executive officer of NuVasive. “Greg is a visionary leader who has committed his career to transforming the global healthcare system and reimagining the patient experience. I am grateful for the contributions Greg has made to our company, surgeons, and patients, and wish him continued success.”

Mr. Lucier joined the NuVasive Board of Directors in December 2013, was elected Board chairman in May 2015, and served as NuVasive chief executive officer from May 2015 to November 2018. In his tenure, Mr. Lucier led the Company’s growth to more than $1 billion in net sales and oversaw the continued global expansion of the business. Under his leadership, NuVasive built a state-of-the-art manufacturing facility in West Carrollton, Ohio where it now manufactures a majority of its spinal implants. Mr. Lucier’s commitment to innovation is evident in the research and development he championed at NuVasive, such as the X360™ system, Advanced Materials Science™ portfolio, and Pulse® platform.

“It has been a privilege to be part of a company that has transformed spine surgery and help reposition NuVasive as the leader in spine technology innovation,” said Mr. Lucier. “I am extremely confident in the people of NuVasive—its employees, management team, and Board—to advance the Company’s strategy and fulfill its vision to change a patient’s life every minute.”

The NuVasive Board is currently comprised of 10 directors and includes a diverse group of current and former executives in the healthcare, medical device, and technology sectors. Mr. Lucier’s retirement from the NuVasive Board will be effective May 18, 2021, which is the anticipated date of the Company’s annual meeting of stockholders. Additional information will be included in the proxy statement for the annual meeting, which will be filed with the Securities and Exchange Commission in April 2021.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, with a mission to transform surgery, advance care, and change lives. The Company's less-invasive, procedurally integrated surgical solutions are designed to deliver reproducible and clinically proven outcomes. The Company's comprehensive procedural portfolio includes surgical access instruments, spinal implants, fixation systems, biologics, software for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative neuromonitoring technology and service offerings. With more than $1 billion in net sales, NuVasive has approximately 2,700 employees and operates in more than 50 countries serving surgeons, hospitals, and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products, the Company's ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

investorrelations@nuvasive.com

Media Contact:

Amanda Rocha

NuVasive, Inc.

858-882-5062

media@nuvasive.com